Exhibit 99.1

Contact:Brett D. Heffes

763/520-8500

FOR IMMEDIATE RELEASE

WINMARK CORPORATION ANNOUNCES

SECOND QUARTER RESULTS

Minneapolis, MN (July 14, 2021)  -  Winmark Corporation (Nasdaq: WINA) announced today net income for the quarter ended June 26, 2021 of $8,937,300 or $2.33 per share diluted compared to net income of $5,055,200 or $1.33 per share diluted in 2020.  For the six months ended June 26, 2021, net income was $18,248,400 or $4.74 per share diluted compared to net income of $12,372,200 or $3.21 per share diluted for the same period last year.

“Our business model is thriving in the current retail environment,” commented Brett D. Heffes, Chairman and Chief Executive Officer.

Winmark, the Resale CompanyTM, is a nationally recognized franchising business focused on sustainability and small business formation.  We champion and guide entrepreneurs interested in operating one of our award winning resale franchises: Plato’s Closet®, Once Upon A Child®, Play It Again Sports®, Style Encore® and Music Go Round®.  At June 26, 2021, there were 1,266 franchises in operation and over 2,000 available territories.  An additional 36 franchises have been awarded but are not open.

This press release contains forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), relating to future events or the future financial performance of the Company.  Such forward-looking statements are only predictions or statements of intention subject to risks and uncertainties and actual events or results could differ materially from those anticipated.  Because actual result may differ, shareholders and prospective investors are cautioned not to place undue reliance on such forward-looking statements.

WINMARK CORPORATION

CONDENSED BALANCE SHEETS

(unaudited)

	June 26, 2021	December 26, 2020
ASSETS
Current Assets:
Cash and cash equivalents	$7,223,300	$6,659,000
Restricted cash	25,000	25,000
Receivables, net	1,176,300	1,581,900
Net investment in leases - current	6,005,300	8,687,500
Income tax receivable	695,200	221,200
Inventories	329,400	106,600
Prepaid expenses	687,200	995,200
Total current assets	16,141,700	18,276,400

Net investment in leases – long-term	1,779,400	4,573,600
Property and equipment, net	2,158,200	2,332,800
Operating lease right of use asset	3,116,400	3,226,300
Goodwill	607,500	607,500
Other assets	418,100	435,900
Deferred income taxes	2,798,100	1,890,700
	$27,019,400	$31,343,200

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Notes payable, net	$4,236,100	$4,236,100
Accounts payable	1,458,000	1,769,600
Accrued liabilities	3,102,600	2,624,000
Discounted lease rentals	816,200	1,096,600
Deferred revenue	1,650,200	1,657,400
Total current liabilities	11,263,100	11,383,700
Long-Term Liabilities:
Notes payable, net	15,514,600	17,632,700
Discounted lease rentals	217,200	574,000
Deferred revenue	6,937,800	7,050,900
Operating lease liabilities	5,063,500	5,307,400
Other liabilities	763,700	773,200
Total long-term liabilities	28,496,800	31,338,200
Shareholders’ Equity (Deficit):
Common stock, no par, 10,000,000 shares authorized, 3,668,019 and 3,756,028 shares issued and outstanding	—	9,281,800
Retained earnings (accumulated deficit)	(12,740,500)	(20,660,500)
Total shareholders’ equity (deficit)	(12,740,500)	(11,378,700)
	$27,019,400	$31,343,200

Winmark Corporation

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Quarter Ended		Six Months Ended
	June 26, 2021	June 27, 2020	June 26, 2021	June 27, 2020
Revenue:
Royalties	$14,716,500	$7,805,800	$28,765,300	$18,978,300
Leasing income	2,848,600	3,473,800	6,085,600	9,345,000
Merchandise sales	683,100	361,500	1,275,500	1,115,600
Franchise fees	358,900	342,100	717,900	729,500
Other	422,500	406,300	844,200	821,100
Total revenue	19,029,600	12,389,500	37,688,500	30,989,500
Cost of merchandise sold	647,800	346,100	1,206,600	1,063,800
Leasing expense	662,400	516,600	1,051,900	1,932,800
Provision for credit losses	(62,700)	(111,500)	(111,400)	503,900
Selling, general and administrative expenses	5,805,200	4,960,500	10,907,500	10,709,400
Income from operations	11,976,900	6,677,800	24,633,900	16,779,600
Interest expense	(304,300)	(538,700)	(622,400)	(1,063,900)
Interest and other income	4,900	12,600	11,700	18,500
Income before income taxes	11,677,500	6,151,700	24,023,200	15,734,200
Provision for income taxes	(2,740,200)	(1,096,500)	(5,774,800)	(3,362,000)
Net income	$8,937,300	$5,055,200	$18,248,400	$12,372,200
Earnings per share - basic	$2.42	$1.37	$4.91	$3.34
Earnings per share - diluted	$2.33	$1.33	$4.74	$3.21
Weighted average shares outstanding - basic	3,693,503	3,688,248	3,715,088	3,699,923
Weighted average shares outstanding - diluted	3,830,844	3,803,807	3,852,534	3,857,779

Winmark Corporation

CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended
	June 26, 2021	June 27, 2020
OPERATING ACTIVITIES:
Net income	$18,248,400	$12,372,200
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	223,200	246,000
Provision for credit losses	(111,400)	503,900
Compensation expense related to stock options	698,100	538,000
Deferred income taxes	(907,400)	(839,900)
Loss from disposal of property and equipment	—	200
Deferred initial direct costs	(2,100)	(14,500)
Amortization of deferred initial direct costs	16,400	66,400
Operating lease right of use asset amortization	109,900	242,100
Tax benefits on exercised stock options	248,900	477,900
Change in operating assets and liabilities:
Receivables	405,600	(224,300)
Principal collections on lease receivables	5,332,200	7,995,000
Income tax receivable/payable	(722,900)	3,300,800
Inventories	(222,800)	2,200
Prepaid expenses	308,000	1,200
Other assets	17,800	17,200
Accounts payable	(311,600)	816,600
Accrued and other liabilities	232,100	(701,600)
Rents received in advance and security deposits	(317,700)	(1,145,100)
Deferred revenue	(120,300)	(412,100)
Net cash provided by operating activities	23,124,400	23,242,200
INVESTING ACTIVITIES:
Purchase of property and equipment	(48,600)	(33,700)
Purchase of equipment for lease contracts	(78,200)	(2,658,200)
Net cash used for investing activities	(126,800)	(2,691,900)
FINANCING ACTIVITIES:
Proceeds from borrowings on line of credit	—	45,700,000
Payments on line of credit	—	(45,700,000)
Payments on notes payable	(2,125,000)	(1,625,000)
Repurchases of common stock	(18,918,200)	(48,987,500)
Proceeds from exercises of stock options	1,210,300	6,159,500
Dividends paid	(2,600,400)	(1,096,700)
Proceeds from discounted lease rentals	—	1,157,000
Net cash used for financing activities	(22,433,300)	(44,392,700)
NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	564,300	(23,842,400)
Cash, cash equivalents and restricted cash, beginning of period	6,684,000	25,180,300
Cash, cash equivalents and restricted cash, end of period	$7,248,300	$1,337,900
SUPPLEMENTAL DISCLOSURES:
Cash paid for interest	$603,700	$1,067,000
Cash paid for income taxes	$7,156,200	$423,300

The following table provides a reconciliation of cash, cash equivalents and restricted cash reported within the Condensed Balance Sheets to the total of the same amounts shown above:
	Six Months Ended
	June 26, 2021	June 27, 2020
Cash and cash equivalents	$7,223,300	$1,287,900
Restricted cash	25,000	50,000
Total cash, cash equivalents and restricted cash	$7,248,300	$1,337,900